Exhibit 99.1

NEWS RELEASE FROM:

Ottawa Savings Bank (Jon Kranov, 815-366-5436)

Twin Oaks Savings Bank (Craig Hepner, 815-795-2129)

FOR IMMEDIATE RELEASE

Ottawa Savings Bank and Twin Oaks Savings Bank

Receive Approvals Necessary to Complete Merger

OTTAWA, IL – December 16, 2014 – Ottawa Savings Bancorp, Inc. (OTCBB: OTTW) (the “Company”), the holding company for Ottawa Savings Bank FSB (“Ottawa Savings Bank”) and Twin Oaks Savings Bank (“Twin Oaks”) today announced that the Company and Twin Oaks have received the approval of the Company’s shareholders and Twin Oaks’ members to complete the merger of Twin Oaks with and into Ottawa Savings Bank. The Company also announced that it has received all regulatory approvals needed to complete the merger. The Company and Twin Oaks expect to consummate the merger by the end of the year.

Following the completion of the merger, the former Twin Oaks offices in the Morris and Marseilles communities will operate under the name “Twin Oaks Savings Bank, a division of Ottawa Savings Bank” and will be full service banking facilities of Ottawa Savings Bank.

Ottawa Savings Bank’s Jon Kranov will continue as President and Chief Executive Officer of the merged institution. Craig Hepner, currently President of Twin Oaks, will be Executive Vice President and Chief Operating Officer of the merged institution and will provide the combined bank with valuable insight into the communities currently served by Twin Oaks.

Kranov pointed out that the merged institution, with assets expected to be near $235 million and deposits $202 million, “will have the name recognition and financial capability to actively serve home buyers, small businesses and depositors as LaSalle and Grundy counties and Chicago’s west and southwest suburbs continue to grow toward each other.”

Ottawa Savings Bank, the oldest saving institution in Illinois, was founded in 1871 as Ottawa Building Homestead and Savings Association. The bank has been located on LaSalle Street in downtown Ottawa, its sole office, since the late 1950s. Ottawa Savings Bank is the majority-owned subsidiary of Ottawa Savings Bancorp MHC, which currently owns 57.8% of Ottawa Savings Bancorp’s outstanding shares.

Twin Oaks was founded as Marseilles Building and Loan Association more than 100 years ago. The bank’s Morris branch opened in 2000.

Kilpatrick Townsend & Stockton LLP acted as Ottawa Savings Bancorp’s legal counsel and Howard and Howard Attorneys PLLC acted as Twin Oaks’ legal counsel.

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Ottawa Savings or Twin Oaks anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to: increased economic pressures; increased competition, interest rate or legislative or regulatory changes; that completion of the transaction could take longer than expected; that the expected benefits of the merger may not be achieved or achieved in a timely manner; that prior to the completion of the transaction or thereafter, Ottawa Savings’ and Twin Oaks’ respective businesses may not perform as expected; that other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; and diversion of management time on merger-related issues. Neither Ottawa Savings nor Twin Oaks assume any duty and do not undertake to update forward-looking statements.

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